UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):January 8, 2019

IOTA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27587	22-3586087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Union Square New Hope, PA 18938
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(855) 743-6478

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 8, 2019, Iota Communications, Inc., a Delaware corporation (the “Company”), increased the size of its Board of Directors (the “Board”) from two to three Directors and appointed Carole Downs, effective immediately.

Pursuant to the Company’s amended and restated Bylaws, upon the appointment of the Company’s third Director, the Board was required to be divided into three classes. Barclay Knapp, the Company’s Chairman and Chief Executive Officer was appointed as the Class I Director whose term shall expire on January 8, 2020, Terrence DeFranco, the Company’s Chief Financial Officer and a Director was appointed as the Class II Director whose term shall expire on January 8, 2021, and Ms. Downs was appointed as the Class III Director whose term shall expire on January 8, 2022.

The Company's press release dated January 9, 2019 announcing the appointment of Ms. Downs is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Family Relationships

There are no family relationships between Ms. Downs and any other employee or member of the board of directors of the Company.

Related Party Transactions

On July 30, 2018, Solbright Group, Inc. (the former name of the Company) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Iota Networks, LLC, an Arizona limited liability company and a wholly owned subsidiary of the Company (“Iota Networks”), M2M Spectrum Networks, LLC, an Arizona limited liability company (“M2M Spectrum Networks”), and Spectrum Networks Group, LLC, an Arizona limited liability company and the majority member of M2M Spectrum Networks (“Spectrum Networks Group”), pursuant to which, upon satisfaction of certain closing conditions, Iota Networks would merge with and into M2M Spectrum Networks (the “Merger”), with M2M Spectrum Networks continuing as the surviving entity and a wholly owned subsidiary of the Company.

On September 5, 2018, the parties to the Merger Agreement entered into an amendment to the Merger Agreement and the Merger closed. Pursuant to the Merger:

●	M2M Spectrum Networks’ outstanding 90,925,518 common equity units were exchanged for an aggregate of 136,938,178 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”);

●	M2M Spectrum Networks’ outstanding 14,559,737 profit participation units were exchanged for an aggregate of 15,898,110 shares of Common Stock; and

●	Warrants to purchase 1,372,252 common equity units of M2M Spectrum Networks were exchanged for warrants to purchase an aggregate of 18,281,494 shares of Common Stock.

Ms. Downs and Mr. Knapp each own fifty percent (50%) of Spectrum Networks Group. As of the close of the Merger, Spectrum Networks Group was issued 134,594,144 shares of Common Stock, 78% of the shares outstanding. As of January8, 2019, Spectrum Networks Group owned the same amount of shares which represented 68% of the shares outstanding.

Material Plans, Contracts, or Arrangements

The Company has not yet entered into any material plan, contract or arrangement with Ms. Downs in connection with her appointment to the Board.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019	IOTA COMMUNICATIONS, INC.

	By:	/s/ Barclay Knapp
Name: Barclay Knapp Title: Chairman and Chief Executive Officer